As filed with the Securities and Exchange Commission on October 15, 2015

Registration No. 333-186076

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 (No. 333-186076)

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	27-1739487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

(214) 871-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan W. Barksdale

Chief Executive Officer

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

(214) 871-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Garrett A. DeVries

Yuki P. Whitmire

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

(214) 969-2800

(214) 969-4343 (fax)

Explanatory Note

The Registrant is filing this Post-Effective Amendment No. 2 (“Post-Effective Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-186076), filed on January 17, 2013, as amended by Post-Effective Amendment No. 1 filed on February 21, 2014, for an indeterminate number of shares of common stock, preferred stock, warrants and debt securities, which has been previously filed with the Securities and Exchange Commission.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that have not been sold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister any remaining securities registered and unsold under the Registration Statement. The securities are being removed from registration because the securities are no longer being offered or sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 15, 2015.

RED MOUNTAIN RESOURCES, INC.

By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.